Exhibit 99.1

AMERICAN RAILCAR INDUSTRIES, INC. 100 Clark Street, St. Charles Missouri 63301 www.americanrailcar.com

News Release

For Release: June 19, 2008	Contact: Dale C. Davies
Michael Obertop
Phone: 636.940.6000
AMERICAN RAILCAR INDUSTRIES, INC. ANNOUNCES JOINT VENTURE
AGREEMENT WITH AMTEK AUTO LTD. TO MANUFACTURE RAILCARS
IN INDIA
ST. CHARLES, MO (June 19, 2008) – American Railcar Industries, Inc. (NASDAQ: ARII) (“ARI”) announced today that, through a subsidiary, it has entered into a joint venture agreement with a subsidiary of Amtek Auto Limited (“Amtek”) to form a joint venture to manufacture, sell and supply freight railcars and their components to customers in India and other countries to be agreed upon.
The joint venture, which will be owned 50% by the ARI subsidiary and 50% by the Amtek subsidiary, is expected to manufacture products from a new facility to be located in India. The parties currently expect to commence construction of the facility during the second half of this year, following final site selection. It is expected that the joint venture could begin railcar production in 2009. The joint venture would use manufacturing methods that ARI has developed and would initially manufacture railcar types that are currently being sold in India. The parties anticipate that the joint venture would introduce and build railcars new to the Indian market, based on ARI designs, within the next few years.
“We are excited to be joining with the strong management team of Amtek to build railcars in India. We believe Amtek’s depth of manufacturing experience and knowledge of Indian markets supports our partnership’s short and long-term prospects for growth within India,” stated James Unger, Chief Executive Officer of American Railcar Industries. He added, “We believe there is also a significant opportunity for component sourcing in India.”
John Flintham, CEO of Amtek Auto Limited stated, “We are thrilled to partner with ARI to build railcars in India. Our management team is eager to combine ARI’s success building high quality railcars efficiently, with our proven manufacturing track record in India.”

About American Railcar Industries, Inc.
     American Railcar Industries, Inc. is a leading North American manufacturer of hopper and tank railcars. ARI also repairs and refurbishes railcars, provides fleet management services, and designs and manufactures certain railcar and industrial components used in the production of its railcars as well as railcars and non-railcar industrial products produced by others. ARI provides its railcar customers with integrated solutions through a comprehensive set of high quality products and related services.
About Amtek Auto Limited
     Amtek Transportation Division is a wholly owned subsidiary of Amtek Auto Limited and is a newly formed subsidiary of the Amtek Group.
     Amtek Auto Limited is a leading international manufacturer of Automotive Components and Assemblies with production facilities located strategically across North America, Europe and Asia. Amtek’s extensive manufacturing facilities encompass iron, gravity and aluminum castings, forgings and complex machining and assemblies.
Forward Looking Statement Disclaimer
This press release contains statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward–looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent the Company’s estimates and assumptions only as of the date of this press release. Such statements include, without limitation, statements regarding the anticipated schedule for construction of a new manufacturing facility and the production and sale of railcars and railcar components to be manufactured at that facility. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from the results described in or anticipated by our forward-looking statements. Joint ventures involve numerous risks, including difficulties associated with cooperation and conflicts of interest among the parties. These risks may be increased due to the necessity of coordinating geographically dispersed organizations with different cultures. Construction of the new manufacturing facility is subject to risks, including without limitation that the transaction may not receive the necessary third party approvals, risks associated with international operations, delays, unexpected costs and other risks typically associated with joint ventures and such construction projects, including obtaining any necessary financing on favorable terms, any of which could impair or prevent the Company’s ability to realize anticipated benefits from the joint venture, secure customer orders to support the joint venture’s business, or to satisfy such orders on a timely basis, if at all, any of which could adversely impact the amount of revenue, if any, that the joint venture may generate, and which could adversely affect the Company’s financial results. Other potential risks and uncertainties relating to the Company and its business are described in the Company’s filings with the Securities and Exchange Commission. ARI expressly disclaims any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise. More information about American Railcar Industries, Inc. is available on its website at www.americanrailcar.com.